EXHIBIT 99.3

      The following unaudited condensed consolidated balance sheet of Lions Gate Entertainment Corp. (“Lions Gate” or the “Company”) as included in our Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2003 includes the transactions described below. The following unaudited pro forma condensed consolidated statements of operations for the year ended March 31, 2003 and the nine months ended December 31, 2003 give effect to the transactions described below as if such transactions had occurred on April 1, 2002.

      The unaudited condensed consolidated balance sheet and unaudited pro forma condensed consolidated statements of operations and accompanying notes should be read in conjunction with the historical consolidated financial statements of Lions Gate previously filed in our Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2003 and our Annual Report on Form 10-K for the fiscal year ended March 31, 2003. The unaudited pro forma condensed consolidated statements of operations are presented for informational purposes only and should not be considered indicative of the consolidated results that would have been obtained had all the transactions been completed as of the dates indicated and are not intended to be indicative of future operating results or trends.

      Merger. On October 24, 2003, the Company entered into a definitive merger agreement with Film Holdings Co., the parent company of Artisan Entertainment Inc. (“Artisan”), an independent distributor and producer of film and entertainment content. Under the terms of the merger agreement, the Company acquired Film Holdings Co. by means of a merger of a subsidiary of the Company with and into Film Holding Co., pursuant to which Film Holdings Co. became a subsidiary of the Company. On December 15, 2003, the Company completed its acquisition of Film Holdings Co. for at total purchase price of $169.5 million consisting of $160.0 million in cash and direct transaction costs of $9.5 million. In addition, the Company assumed debt of $59.9 million and other obligations of $157.0 million. Direct transaction costs are considered liabilities assumed in the acquisition, and as such, are included in the purchase price. Direct transaction costs include: amounts totaling $3.4 million paid to lawyers, accountants and other consultants; amounts totaling $0.7 million relating to the closure of Artisan’s offices and facilities not required in the Company’s operations after the acquisition; involuntary termination benefits totaling $5.3 million payable to certain Artisan employees terminated under a severance plan and various other amounts totaling $0.1 million. At December 31, 2003 the remaining liabilities under the severance plan and for the closure of offices and facilities are $4.8 million and $0.7 million, respectively.

      The acquisition was accounted for as a purchase, with the results of operations of Film Holdings Co. consolidated from December 15, 2003, the date of acquisition, to December 31, 2003. The preliminary allocation of the purchase price to the assets acquired and liabilities assumed based on their estimated fair values was as follows:

(All amounts in
thousands of
U.S. dollars)
Cash and cash equivalents	$23,262
Accounts receivable	31,625
Investment in films and television programs	228,927
Other tangible assets acquired	4,254
Goodwill	102,345
Bank loans	(54,900)
Subordinated notes	(5,000)
Other liabilities assumed	(161,008)

Total	$169,505

      A preliminary estimate of $102.3 million has been allocated to goodwill. Goodwill represents the excess of the purchase price over the fair value of the net identifiable assets acquired. The preliminary allocation of the purchase price is subject to revision as more detailed analysis of investment in films and television programs and intangible assets is completed and additional information on the fair value of assets and liabilities becomes available. Any change in the fair value of the net assets of Film Holdings Co. will change the amount of the purchase price allocable to goodwill. In addition, goodwill is subject to further change as the Company is evaluating consolidated goodwill for impairment as a result of the acquisition.

      Severance and relocation costs incurred by Lions Gate, the acquiring company, in connection with the acquisition of Film Holdings Co., are not included in the purchase price, and as such, are recorded in the unaudited pro forma condensed consolidated statements of operations. Severance and relocation costs of $5.9 million include property lease abandonment costs of $2.8 million, the write-off of capital assets no longer in use of $2.1 million and severance of $1.0 million. At December 31, 2003 the remaining liabilities under the severance plan and for the property lease abandonment are $1.0 million and $2.8 million, respectively.

      The unaudited condensed consolidated balance sheet as at December 31, 2003 includes this transaction. The unaudited pro forma condensed consolidated statements of operations reflect the accounting for this transaction as if it had occurred on April 1, 2002. The unaudited pro forma condensed consolidated statements of operations also reflect adjustments required to conform Film Holdings Co. financial statements prepared under U.S. generally accepted accounting principles (“GAAP”) to Canadian GAAP, under which Lions Gate’s financial statements are prepared.

      The unaudited pro forma condensed consolidated statement of operations for the year ended March 31, 2003 and for the nine months ended December 31, 2003 do not reflect any adjustments for synergies, if any, that Lions Gate expects to realize from the merger. No assurances can be made as to the amount of cost savings or revenue enhancements, if any, which may be realized.

      Sale of Common Shares. In October 2003, the Company sold 28,750,000 common shares at a public offering price of $2.70 per share and received $73.5 million of net proceeds, after deducting underwriting expenses. The Company incurred offering expenses of $0.5 million. The unaudited condensed consolidated balance sheet as at December 31, 2003 includes this transaction. The unaudited pro forma condensed consolidated statements of operations reflect the accounting for this transaction as if it had occurred on April 1, 2002.

      Issuance of Convertible Senior Subordinated Notes. In December 2003, Lions Gate Entertainment Inc., a wholly owned subsidiary of the Company, sold $60.0 million of 4.875% Convertible Senior Subordinated Notes (“Notes”) with a maturity date of December 15, 2010. In December 2003, the Company received $57 million of net proceeds, after paying placement agents’ fees. The Company incurred offering expenses of $0.3 million. The Notes are convertible, at the option of the holder, at any time prior to maturity into common shares of Lions Gate Entertainment Corp. The conversion feature is valued at $16.4 million, net of placement agents’ fees and offering costs, and is classified as contributed surplus. The unaudited condensed consolidated balance sheet as at December 31, 2003 includes this transaction. The unaudited pro forma condensed consolidated statements of operations reflect the accounting for this transaction as if it had occurred on April 1, 2002.

      Credit Facility. On December 15, 2003, the Company and JP Morgan Chase Bank entered into an Amended and Restated Credit, Security, Guaranty and Pledge Agreement for a $350 million credit facility consisting of a $135 million five-year term loan and a $215 million five-year revolving credit facility. The credit facility was used to finance our acquisition of Artisan, as referred to above, refinance indebtedness of the Company and for general business purposes. The unaudited condensed consolidated balance sheet as at December 31, 2003 includes this transaction. The unaudited pro forma condensed consolidated statements of operations reflect the accounting for the credit facility and the termination of the existing credit facility as if it had occurred on April 1, 2002.

LIONS GATE ENTERTAINMENT CORP.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

December 31, 2003
(All amounts in thousands of dollars, except share amounts)

December 31,
2003

ASSETS
Cash and cash equivalents	$9,507
Accounts receivable, net of reserve for video returns of $63,847 and provision for doubtful accounts of $15,074	123,973
Investment in films and television programs	451,765
Property and equipment	34,009
Goodwill, net of accumulated amortization of $5,643	127,394
Other assets	27,042
Future income taxes	2,985

$776,675

LIABILITIES
Bank loans	$269,068
Accounts payable and accrued liabilities	141,417
Accrued participations and residuals costs	79,667
Production loans	13,570
Subordinated notes	47,865
Long-term debt	42,091
Deferred revenue	48,256
Minority interests	702

642,636

Commitments and contingencies
SHAREHOLDERS’ EQUITY
Preferred shares, 200,000,000 shares authorized, issued in series, including 1,000,000 series A (1,986 shares issued and outstanding) and 10 series B (10 shares issued and outstanding) (liquidation preference $5,064)	5,631
Common stock, no par value, 500,000,000 shares authorized, 90,718,304 shares issued and outstanding	267,336
Contributed surplus	20,620
Accumulated deficit	(152,206)
Cumulative translation adjustments	(7,342)

134,039

$776,675

See accompanying notes

LIONS GATE ENTERTAINMENT CORP.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended March 31, 2003
(All amounts in thousands of dollars, except per share amounts)

	Lions Gate	Film
	Entertainment	Holdings	Issuance	Artisan Merger	Credit Facility
	Corp.(a)	Co.(b)	of Notes(c)	Adjustments(d)	Adjustments(e)	Pro Forma

Revenues	$301,844	$350,444	$—	$—	$—	$652,288
Expenses:
Direct operating	155,369	126,816	—	2,588	—	284,773
Distribution and marketing	96,523	157,188	—	—	—	253,711
General and administration	32,252	34,240	—	(228)	—	66,264
Severance and relocation costs	—	—	—	5,934	—	5,934
Depreciation and amortization	4,379	2,099	—	—	—	6,478

Total expenses	288,523	320,343	—	8,294	—	617,160

Operating Income (Loss)	13,321	30,101	—	(8,294)	—	35,128
Other Expenses:
Interest on debt initially incurred for a term of more than one year	10,239	15,207	5,737	1,233	6,627	39,043
Minority interests	45	—	—	—	—	45

Total other expenses	10,284	15,207	5,737	1,233	6,627	39,088
Income (Loss) Before Equity Interests, Income Taxes, Extraordinary Item and Cumulative Effect of Changes in Accounting Principles	3,037	14,894	(5,737)	(9,527)	(6,627)	(3,960)
Equity interests	(1)	—	—	—	—	(1)

Income (Loss) Before Income Taxes, Extraordinary Item and Cumulative Effect of Changes in Accounting Principles	3,036	14,894	(5,737)	(9,527)	(6,627)	(3,961)
Income taxes	1,910	1,760	—	—	—	3,670

Income (Loss) Before Extraordinary Item and Cumulative Effect of Change in Accounting Principles	1,126	13,134	(5,737)	(9,527)	(6,627)	(7,631)
Extraordinary loss on early extinguishment of debt	—	(1,233)	—	1,233	—	—
Cumulative effect of changes in accounting principles	—	(13,480)	—	13,480	—	—

Net Income (Loss)	1,126	(1,579)	(5,737)	5,186	(6,627)	(7,631)
Dividends on Series A preferred shares	(1,584)	—	—	—	—	(1,584)
Accretion on Series A preferred shares	(2,049)	—	—	—	—	(2,049)

Net Income (Loss) Available to Common Shareholders	$(2,507)	$(1,579)	$(5,737)	$5,186	$(6,627)	$(11,264)

Basic and Diluted Loss Per Common Share	$(0.06)					$(0.16)

Weighted average shares outstanding (thousands)	43,232					(F)71,982

See accompanying notes.

LIONS GATE ENTERTAINMENT CORP.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Nine Months Ended December 31, 2003
(All amounts in thousands of dollars, except per share amounts)

	Lions Gate	Film
	Entertainment	Holdings	Issuance	Artisan Merger	Credit Facility
	Corp.(a)	Co.(b)	of Notes(c)	Adjustments(d)	Adjustments(e)	Pro Forma

Revenues	$232,132	$213,429	$—	$—	$—	$445,561
Expenses:
Direct operating	122,521	53,803	—	20,406	—	196,730
Distribution and marketing	109,152	119,560	—	—	—	228,712
General and administration	25,180	20,449	—	—	—	45,629
Severance and relocation costs	5,934	—	—	(5,934)	—	—
Write-down of animation assets	9,919	—	—	—	—	9,919
Depreciation and amortization	3,391	1,383	—	—	—	4,774

Total expenses	276,097	195,195	—	14,472	—	485,764

Operating Income (Loss)	(43,965)	18,234	—	(14,472)	—	(40,203)
Other Expenses:
Interest on debt initially incurred for a term of more than one year	10,251	7,750	3,882	—	(1,352)	20,531
Minority interests	(9,042)	—	—	—	—	(9,042)

Total other expenses	1,209	7,750	3,882	—	(1,352)	11,489
Income (Loss) Before Equity Interests and Income Taxes	(45,174)	10,484	(3,882)	(14,472)	1,352	(51,692)
Equity interests	(127)	—	—	—	—	(127)

Income (Loss) Before Income Taxes	(45,301)	10,484	(3,882)	(14,472)	1,352	(51,819)
Income taxes	(2,128)	2,382	—	—	—	254

Net Income (Loss)	(43,173)	8,102	(3,882)	(14,472)	1,352	(52,073)
Dividends on Series A preferred shares	(320)	—	—	—	—	(320)
Accretion on Series A preferred shares	(771)	—	—	—	—	(771)

Net Income (Loss) Available to Common Shareholders	$(44,264)	$8,102	$(3,882)	$(14,472)	$1,352	$(53,164)

Basic and Diluted Loss Per Common Share	$(0.70)					$(0.63)

Weighted average shares outstanding (thousands)	63,646					(F)84,428

See accompanying notes

LIONS GATE ENTERTAINMENT CORP.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

STATEMENTS OF OPERATIONS

      (a) The “Lions Gate Entertainment Corp.” columns reflect the historical balances of Lions Gate for the year ended March 31, 2003 and the nine months ended December 31, 2003. The nine months ended December 31, 2003 includes the results of Film Holdings Co. from the date of acquisition, December 15, 2003, through December 31, 2003.

      (b) The “Film Holdings Co.” columns reflect the historical balances of Film Holdings Co. for the year ended December 31, 2002 and for the period from April 1, 2003 through December 15, 2003.

      (c) The “Issuance of Notes” columns reflect additional interest associated with the sale of $60 million of 4.875% Convertible Senior Subordinated Notes, the amortization of associated placement agent’s fees and other transaction costs incurred and the amortization of the discount associated with the conversion feature of the notes:

	Year Ended	Nine Months Ended
	March 31, 2003	December 31, 2003

	(All amounts in thousands of dollars)
Additional amortization of deferred financing costs of $2.4 million incurred in connection with issuing the notes, amortized over 7 years	$337	$228
Additional interest expense at a rate of 4.875% on $60 million of notes	2,925	1,979
Additional amortization of the discount on notes for the $17.3 million difference between the principal amount and carrying amount of the notes, amortized over 7 years	2,475	1,675

Net adjustment to interest expense	$5,737	$3,882

      (d) The “Artisan Merger Adjustments” columns reflect the following:

	Year Ended	Nine Months Ended
	March 31, 2003	December 31, 2003

	(All amounts in thousands of dollars)
Additional film amortization expense resulting from fair value purchase accounting adjustment for investment in films and television programs	$2,588	$20,406

Eliminate stock compensation expense not recorded under Canadian GAAP	$(228)	$—

Severance and relocation costs incurred by Lions Gate in connection with the merger, assuming merger occurred on April 1, 2002	$5,934	$(5,934)

Add interest expense for loss on early extinguishment of debt recorded as extraordinary loss under U.S. GAAP	$1,223	$—

Eliminate extraordinary loss on early extinguishment of debt as recorded as interest expense under Canadian GAAP	$(1,223)	$—

Eliminate cumulative effect of changes in accounting principles as adjustment is made to opening retained earnings under Canadian GAAP	$(13,480)	$—

LIONS GATE ENTERTAINMENT CORP.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

STATEMENTS OF OPERATIONS — (Continued)

      (e) The “Credit Facility” columns reflect the following:

	Year Ended	Nine Months Ended
	March 31, 2003	December 31, 2003

	(All amounts in thousands of dollars)
Add write-off of deferred financing fees following the termination of the existing credit facility	$5,440	$—
Eliminate amortization and write-off of deferred financing fees following the termination of the existing credit facility	(3,829)	(4,091)
Eliminate interest expense following the termination of existing credit facility	(10,906)	(7,384)
Additional amortization of deferred financing costs of $11.3 million over 5 years incurred in connection with entering the credit facility	2,472	1,754
Additional interest expense and commitment fees associated with the credit facility, at a weighted average interest rate of 5.0% and 4.8% on a $258.9 million and $238.9 million balance, respectively	13,450	8,369

Net adjustment to interest expense	$6,627	$(1,352)

      (f) Weighted average shares outstanding represents the number of shares used in the calculation of pro forma basic and diluted net income (loss) per share applicable to the common shareholders resulting from the issuance of 28,750,000 common shares pursuant to the prospectus supplement dated October 2003.